                                                                  EXHIBIT 10.10

        THIS MERGER AGREEMENT is dated as of December 15, 1997 by and among ILD TELESERVICES, INC., a Delaware corporation ("ILD"), on the one hand; and INTERLINK TELECOMMUNICATIONS, INC., a Georgia corporation ("Interlink"); INTERLINK TELECOMMUNICATIONS OF FLORIDA, INC., a Georgia corporation ("Interlink-Fla.") (Interlink and Interlink-Fla. may be individually referred to as an "Interlink Co." and collectively referred to as "Interlink Cos.") and REGINALD P. MCFARLAND, a Georgia resident (the "Shareholder"), on the other hand, with reference to the following.

                                 W I T N E S S E T H:

        WHEREAS, the Interlink Cos. conduct telecommunications operations, and the Shareholder is the owner of all of the issued and outstanding capital stock of the Interlink Cos.; and

        WHEREAS, the parties wish to provide for the merger of the Interlink Cos. with and into ILD, as well as to provide for certain additional matters described herein, subject to the terms and conditions of this Agreement (including the definitions contained in Section 8.7 hereof).

        NOW, THEREFORE, in consideration of the respective premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                      ARTICLE I
                      MERGER OF INTERLINK COS. WITH AND INTO ILD

        1.1 THE MERGER. Subject to the terms and conditions hereof, the parties hereto agree that the Interlink Cos. shall be merged with and into ILD by virtue of the Merger and the separate existence of each Interlink Co. shall
thereupon cease.   ILD shall be the surviving corporation in the Merger and
shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of ILD with all its purposes, rights, privileges, powers, immunities, and franchises shall continue unaffected by the Merger. Subject to the terms and conditions hereof, the parties hereto shall take all actions necessary in accordance with applicable law and the respective charter documents of ILD and the Interlink Cos. to cause the Merger to be consummated.

        1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing of a Certificate of Merger in substantially the form as EXHIBIT H hereto with both the Secretary of State of Delaware (in accordance with the applicable provisions of the Delaware Code) and the Secretary of State of Georgia (in accordance with the applicable provisions of the Georgia Code). For purposes hereof, the time at which the Merger shall become effective shall be referred to as the "Effective Time".

        1.3 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a reorganization within the meeting of Section 368(a)(1)(A) of the
Code.   ILD shall not take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

        1.4 ALL NECESSARY ACTION. From time to time after the Effective Time, as and when requested by ILD, the Shareholder shall execute and deliver all such documents and assurances and to take and do, in the name and on behalf of either Interlink Co. or otherwise, all such other actions as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Interlink Cos. in ILD or otherwise to carry out this Agreement, including without limitation, removing the name "Interlink" from that of any other entity owned by the Shareholder. The Shareholder shall assist ILD officials in the delivery of access rights to any source codes forming part of the Intellectual Property (as described in Section 3.8 hereof).

        1.5     EFFECT OF MERGER.

        1.5.1 Upon the Effective Time, the certificates which theretofore represent issued and outstanding shares of capital stock of the Interlink Cos. shall cease to represent any rights with respect thereto, and subject to the Delaware Code and the Georgia Code, shall only represent the right to receive the Merger Consideration described in Article II hereof. The Shareholder hereby covenants that he shall not assert appraisal rights under the Georgia Code and shall tender his certificates representing outstanding shares of capital stock of either Interlink Co. in connection with the Merger subject to the terms and conditions of this Agreement.

        1.5.2 The Certificate of Incorporation of ILD in effect immediately prior to the Effective Time (subject to Section 6.2 (g) hereof) shall be the Certificate of Incorporation of ILD as of the Effective Time, until duly amended in accordance with its terms and the Delaware Code. The corporate name of ILD shall remain "ILD Teleservices, Inc."

        1.5.3 The bylaws of ILD in effect immediately prior to the Effective Time shall be the bylaws of ILD as of the Effective Time, until duly amended in accordance with their terms and the Delaware Code.

        1.5.4. The officers and directors of ILD immediately prior to Effective Time shall be and remain the officers and directors of ILD as of the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation and removal in accordance with ILD's Certificate of Incorporation and bylaws.

                                      ARTICLE II
                                MERGER CONSIDERATION.

        2.1     TERMS AND CONDITIONS OF THE MERGER.

        2.1.1 At the Effective Time, by virtue of the Merger, each share of Interlink Stock shall be retired and converted into its pro rata share (based on the percentage determined by dividing such one share by the total number of outstanding shares of Interlink Stock) of the following:


        (1) Two Million Dollars ($2,000,000) in cash in immediately available funds (which at the option of the Shareholder, may be by cashier's check or by wire transfer);
        (2) Two Million Seven Hundred Thousand Dollars ($2,700,000) in the form of a subordinated promissory note from ILD in substantially the form attached as EXHIBIT A-1;
        (3) 6,117 Shares of common stock of ILD determined by dividing Four Million Four Hundred Thousand Dollars ($4,400,000) by a deemed per share price of $273;
        (4) One Million Dollars ($1,000,000) in the form of a subordinated promissory note from ILD in substantially the form attached as EXHIBIT A-2; and
        (5) 6,666.67 shares of Series B-3 Preferred Stock of ILD, which stock shall have the rights and preferences shown in EXHIBIT B attached hereto which rights and preferences include a stated value of $300 per share, shall bear an annual dividend rate of six percent (6%) payable quarterly, and shall be subject to a put right at any time after the expiration of five years from the issue date.

        2.1.2 At the Effective Time, by virtue of the Merger, each share of Interlink-Fla. Stock shall be retired and converted into its pro rata share (based on the percentage determined by dividing such one share by the total number of outstanding shares of Interlink-Fla. Stock) of Ten Dollars ($10.00).

        2.2 EXCHANGE PROCEDURE. The secretary for each of Interlink and Interlink-Fla. shall deliver to ILD at the Closing a shareholder ledger, certified under oath, showing the number of shares of capital stock of the respective Interlink Co. held by any shareholders of either of the Interlink Cos., and the numbered certificates represented thereby. At the Closing, ILD shall deliver to the Shareholder, as set forth in Section 2.1, cash, notes and stock certificates (which may include fractional shares) sufficient in the aggregate to pay the Merger Consideration and the Shareholder shall thereupon surrender his certificates of shares of capital stock of the Interlink Cos.

                                     ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF INTERLINK COS.
                                 AND THE SHAREHOLDER

        Each of Interlink, Interlink-Fla. and the Shareholder, jointly and severally, represent and warrant to ILD as follows:

        3.1 ORGANIZATION, CORPORATE POWER AND AUTHORIZATION. Each Interlink Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as currently conducted. Except as set forth on SCHEDULE 3.1, each Interlink Co. is duly qualified and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it and the nature of the business conducted by it makes such qualification or licensing necessary. SCHEDULE 3.1 hereto contains a complete and accurate list of the jurisdictions of qualification of the Interlink Cos. Each Interlink Co. has all requisite right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Interlink Co. of this Agreement have been duly authorized by all requisite corporate action on the part of such
Interlink Co.   This Agreement has been duly and validly executed and delivered by each Interlink Co. and constitutes the valid and binding obligation of each such Interlink Co., enforceable in accordance with its terms, subject, as to enforcement of remedies, to general equity principles and to applicable bankruptcy, insolvency, and similar laws and moratorium laws from time to time in effect. Correct and complete copies of the Articles of Incorporation and bylaws of each Interlink Co. are attached as part of SCHEDULE 3.1, and such copies reflect all amendments made thereto at any time prior to the date of this Agreement.

        3.2 OWNERSHIP OF THE SHARES, SUBSIDIARIES. The authorized capital stock for each Interlink Co. consists solely of 500 shares of common stock, no par value per share. SCHEDULE 3.2 hereto contains a complete and correct list as the date hereof of the name of all shareholders of each Interlink Co. and the number of issued and outstanding shares of capital stock of either Interlink Co. owned of record by each shareholder. All such shares of capital stock of the Interlink Cos. reflected on such schedule are validly issued, fully paid and non-assessable, and are free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal, or encumbrances, with no defects of title whatsoever. Other than the shareholders shown on SCHEDULE 3.2, no other person or entity owns any shares of capital stock of either Interlink Co. or any rights to the revenues (except for commissions due in the ordinary course of business) or profits thereof. Except as set forth on SCHEDULE 3.2, there are no outstanding rights, subscriptions, options, warrants, calls, commitments or agreements relating to any capital stock or other security of either Interlink Co., and there is no authorized or outstanding instrument or security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions on the transfer pertaining to the capital stock of either Interlink Co. or the ownership thereof other than those imposed by securities laws or the Georgia Code. Neither of the Interlink Cos. has any subsidiaries or holds any stock or equity interests in any other corporation, partnership, limited liability company or other entity. The Shareholder does not hold any equity interests in any privately-held entity in the telecommunications business other than Stratacom, Inc.

        3.3 CONSENTS AND APPROVALS. SCHEDULE 3.3 attached hereto contains a complete and correct list of all consents, waivers or approvals required for the Interlink Cos. or the Shareholder to consummate this Agreement whether resulting from a requirement under, or possible occurrence of default or breach of: (i) any provision of law, statute, rule or regulation to which either Interlink Co. is subject, including without limitation, the rules and regulations of state public service commissions, (ii) any term or condition of any charter provision or bylaw of either Interlink Co. or any shareholder agreement in effect among the shareholders of either Interlink Co., or (iii) any lease, contract, mortgage, note, billing and collection agreement, operator services agreement, vending arrangement for prepaid calling cards, or other agreement or instrument to which either Interlink Co. is a party or to which either Interlink Co. or any of its properties is subject.

        3.4 TITLE AND CONDITION OF PROPERTIES. SCHEDULE 3.4 attached hereto contains a complete list of all items of real property and material items of tangible personal property used by, or otherwise owned by, the Interlink Cos. in their businesses and operations, reflecting in each instance, whether such property is owned or leased. The Interlink Cos. have good and marketable title to the assets owned by them, free and clear of any mortgage, pledge, security interest, lien, title retention agreement or other charge or encumbrance of any kind except as otherwise set forth on SCHEDULE 3.4. No items of personal property have been disposed, sold or transferred by either Interlink Co. since June 15, 1997 except in the ordinary course of business. Except for the property separately listed under the heading "Excluded Personal Property" on SCHEDULE 3.4, there are no items of personal property used in the business and operations of the Interlink Cos. which are not owned by the Interlink Cos. or held by either of them under a written license or lease. SCHEDULE 3.4 also separately contains a list of spare parts inventory, grouped in general categories.

        3.4.1 Except for the spare parts inventory reflected on SCHEDULE 3.4 or as otherwise disclosed therein, each item of network switching and call processing equipment, computer hardware, dialing boards or other telecommunications hardware used in the business of the Interlink Cos. is in good operating condition and repair, subject only to ordinary wear and tear, and is suitable for use in the business of the Interlink Cos. as currently conducted. Except as otherwise disclosed on SCHEDULE 3.4, the Interlink Cos. conduct their own maintenance on the network switching equipment used in the business of the Interlink Cos., and none of such equipment is, as of the date hereof under repair, or in possession of vendor or outsourced maintenance contractor.

        3.4.2. SCHEDULE 3.4.2 separately contains a list of the vending machines or retail outlets from which prepaid calling cards of the Interlink Cos. are dispensed, whether such machines are owned or leased by the Interlink Cos., and the location of such machines or retail outlets. Except as disclosed in SCHEDULE 3.4.2, each vending machine used in the business of the Interlink Co. is in good operating condition and repair, subject only to ordinary wear and tear, and is suitable for use in the business of the Interlink Cos. as currently conducted. The Interlink Cos. maintain the vending machines and, except as otherwise disclosed on SCHEDULE 3.4.2, none of such machines are, as of the date hereof, under repair, or in possession of vendor or outsourced maintenance contractor. Except as disclosed on SCHEDULE 3.4.2, none of the cards in the vending machines or at the retail outlets as of the date hereof are owned by any person or entity other than either Interlink Co. There has not been any damage, printing or encoding problems, or other circumstances which has rendered more than $5,000 in retail value of the prepaid calling cards inoperable or obsolete in the last 24 months. The prepaid calling card inventory shall consist of items of a quality useable or saleable in the ordinary course of business.

        3.4.3. SCHEDULE 3.4.3 separately discloses an accounts receivables aging for the Interlink Cos. as of November 15, 1997. The accounts receivable shown thereon shall in all respects be true and genuine and represent bona fide obligations of the respective persons or parties shown to be owing the same, and shall be collected in the normal course of business subject to (i) reserves consistent with the reserves set forth in the Interlink Audited Financial Statements described in Section 3.11 or (ii) holdbacks by OAN Services, Inc.

        3.5. NO VIOLATIONS OF LAW; LICENSES AND PERMITS. Except with respect to the ongoing regulatory compliance activities listed on SCHEDULE 3.5, each Interlink Co. is in compliance with laws, statutes, ordinances, rules and regulations of the Federal Communications Commission or state public service commissions applicable to the operation of their businesses and operations as a telecommunication service provider or with respect to which compliance is a condition to engaging in business as a telecommunication service provider. Except with respect to the ongoing regulatory compliance activities listed on
SCHEDULE 3.5, each Interlink Co. is in compliance in all material respects with other laws, statutes, ordinances, rules and regulations applicable to the operation of its businesses and operations, including without limitation, laws and regulations relating to antitrust compliance, pollution and environmental control, equal employment opportunity, ERISA, and employee safety. Except with respect to the ongoing regulatory compliance activities listed on SCHEDULE 3.5, the facilities used by the Interlink Cos. comply with, conform to and obey all requirements specified in any hazard insurance policy covering such facilities, and the local zoning classifications permit the use of such facilities for the purposes and in the manner that the business is being conducted. Except with respect to the ongoing regulatory compliance activities listed on SCHEDULE 3.5, the Interlink Cos. have all licenses, permits or other authorizations of governmental authorities necessary for the conduct of their business and operations as currently conducted, and all such licenses or permits are described on SCHEDULE 3.5. The business of each Interlink Co. has been operated in compliance with all tariffs, rules and regulations applicable to local exchange carriers and inter-exchange carriers except with respect to any noncompliance which will not have an economic impact (either in fines, remedial action or filings, or in lost revenue) exceeding $25,000.

        3.6. LITIGATION. Except as set forth on SCHEDULE 3.6, there is no claim, suit, action, governmental investigation or litigation, or legal, administrative, arbitration or other proceeding, of any kind pending or, to the knowledge of the Shareholder, overtly threatened against, relating to or involving either Interlink Co. or the Shareholder (whether as plaintiff or defendant) at law or in equity, before or by any governmental department, commission, board, bureau, agency, or instrumentality, nor does the Shareholder know of any ground for any such claim, suit, action, investigation, litigation or proceeding.

        3.7. LEASES AND CONTRACTS. SCHEDULE 3.7 contains a true and complete list of (i) all agreements, leases or arrangements for vending machines or written customer contracts to which either Interlink Co. or the Shareholder is a party and (ii) other written contracts, agreements, leases, or other instruments to which either Interlink Co. or the Shareholder is a party which will have resulted, or is likely to result, in an expenditure by the Interlink Cos. of more than $10,000 in calender year 1997, in each case with information as to the term of the agreement (the items disclosed, or that should have been disclosed, on such schedule are referred to as "Contracts"). The Interlink Cos. have delivered to ILD or its counsel true and complete copies of all written Contracts (unless otherwise noted in the correspondence delivering such Contracts or, in the case of subscriber agreements for the local telephone business, sales representative agreements with sales representatives, standard agent agreements with agents, non-exclusive consultant agreements with consultants, and public pay telephone agreements with customers, a form of the agreement along with a current list of the parties thereto other than an Interlink Co). Except as otherwise provided on SCHEDULE 3.7, each of the Contracts is valid and in full force and effect, and neither Interlink Co. nor, to the knowledge of the Shareholder, the other party thereto, is in default thereunder. Also set forth on SCHEDULE 3.7 are the customers of the Interlink Cos. which have averaged more than $5,000 in gross revenues to the Interlink Cos. for the first ten calender months of 1997. Neither of the Interlink Cos. has received notice that any of the customers to the Contracts intends to cancel or terminate the same, nor does either Interlink Co. have knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to the Contracts. Neither the Interlink Cos. nor the Shareholder has any knowledge that any of the customers of the Interlink Cos. which average more than $5,000 in gross revenues per month in 1997 will terminate, or seek to alter or modify, its existing relationship with the Interlink Cos., whether in the normal course of business or upon the consummation of the transactions contemplated by this Agreement. Except as provided in SCHEDULE 3.3, no consent of any person is needed in order that each such Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Merger.

        3.7.1 The billing and collections agreement between Interlink, Harris Corporation, and OAN Services, Inc. dated as of August 14, 1993 is terminable at will by Interlink upon written notice to OAN Services, Inc. and Harris Corporation. The Interlink Cos. have qualified for the prepayment program offered by OAN Services, Inc. and such program is in effect as of the date hereof.

        3.7.2 The vending machines for prepaid calling cards are in the locations shown on SCHEDULE 3.4.2 and agreements of the Interlink Cos. for the sale of prepaid calling cards (whether out of machines or in retail outlets) constitute valid, legal and binding agreements with the parties in possession of such locations, and neither of the Interlink Cos. nor the Shareholder know of any reason why such agreements will not continue in full force and effect after the Effective Time in accordance with the terms of the agreements. Copies of written site contracts for the sale of prepaid vending cards have been delivered to ILD as contemplated in Section 3.7 above. Also provided on SCHEDULE 3.10 is a summary of the commission structure payable to the owner/lessor for each location.

        3.7.3. There are, as of the date hereof, approximately six months remaining on the lease on the principal office of the Interlink Cos. in Marietta, Georgia (the "Interlink Premises Lease").

The use of the premises as currently conducted is in compliance with all terms of the Interlink Premises Lease and Interlink has not received any notices of defaults under such Interlink Premises Lease nor is aware of disputes between Interlink and the landlord under the Interlink Premises Lease in the 24 months prior to the date hereof except as set forth on SCHEDULE 3.7.3.

        3.7.4 Except as set forth on SCHEDULE 3.7.4, the Interlink Cos. have delivered to ILD true and correct copies of all policies of fire, casualty, general liability, use and occupancy, and other forms of insurance covering their properties, assets and business. The general liability is on a claims
made basis.   Neither Interlink Co. has received notice of default under, or intended cancellation or nonrenewal of, any policies of insurance which insure the properties, business or liability of the Interlink Cos., nor has either Interlink Co. been refused any insurance for coverage by an insurance carrier to which it has applied for insurance. SCHEDULE 3.7.4 separately discloses any claims made under the insurance policies of the Interlink Cos. in the 24 months of operation prior to the date hereof.

        3.8. INTELLECTUAL PROPERTY. SCHEDULE 3.8 hereto contains a complete list and brief description of all patents, patent applications, copyrights, source codes, trademarks, trademarks applications, service marks, designs, proprietary processes or other intellectual property owned or licensed by the Interlink Cos. and used in their business and operations (collectively, the "Intellectual Property"). All Intellectual Property developed, enhanced, modified or exploited by the Interlink Cos. or the Shareholder in the conduct of the business of the Interlink Cos. is beneficially owned or licensed by either Interlink Co., and to the extent that an Interlink Co. has registered with the U.S. Patent and Trademark Office any Intellectual Property, then such Interlink Co. has undertaken all necessary renewals and paid all required fees to perfect its ownership rights in such Intellectual Property. Neither Interlink nor the Shareholder has undertaken any action to diminish or otherwise adversely affect the Intellectual Property. Neither Interlink Co. nor the Shareholder has knowledge of any existing infringing use by any third party of the Intellectual Property. The use of the Intellectual Property by either Interlink Co., whether directly by it in its operations or through its operations with the Harris Corporation in the vending machines for the prepaid calling cards, has not infringed any intellectual property rights of any third parties, including without limitation, other persons who have developed and exploited vending systems for prepaid calling cards. No past or present shareholder, consultant, officer, director or employee of either Interlink Co. has any ownership rights to any of the Intellectual Property, including, without limitation, the network software or customer reporting system used in the
business and operations of the Interlink Cos.   With respect to any Intellectual
Property used by the Interlink Cos. under a license: (i) the license agreement is described on SCHEDULE 3.7 (except a listing of the software is sufficient for any "pre-wrapped, off-the-shelf" software), (ii) the rights of the Interlink Cos. to the Intellectual Property thereunder is, subject to the rights of any licensor thereof, free and clear of any liens and encumbrances, and (iii) the license agreement permits the use of the Intellectual Property licensed thereby in the manner currently used by the Interlink Cos. To Shareholder's knowledge, and except for the payments required in connection with the Intellectual Property, neither Interlink Co. is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of their business or otherwise.

        3.9. TAXES. Except as set forth on SCHEDULE 3.9, each Interlink Co. has timely filed, or caused to be timely filed, all Taxes required to be paid or withheld by such Interlink Co. There is not and there will not be any liability of ILD for any Taxes arising out of or affecting the assets of the Interlink Cos. relating to a period prior to the Closing Date other than such Taxes for which adequate reserves are expressly set forth on the Interlink Audited Financial Statements described in Section 3.11 below and excise, sales, payroll and other Taxes arising since the date thereof in the normal course of business. There are no claims or assessments pending against either Interlink Co. for any alleged deficiency in any Tax, and the Shareholder does not know of any threatened Tax claims or assessments against either Interlink Co. There are no outstanding requests by either Interlink Co. for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. As of the date of this Agreement, no taxing authority is conducting or has notified either Interlink Co. or the Shareholder that it intends to conduct an audit of any prior tax period of either Interlink Co. or the Shareholder.
All income tax liabilities of either Interlink Co., if any, arising from the termination of the "S" corporation status under the Code shall be borne by the Shareholder as the sole shareholder of such Interlink Co.

        3.10. EMPLOYEE MATTERS. SCHEDULE 3.10 hereto contains a true and complete list of all employees of either Interlink Co. with the job title, current salary or wage per hour, age, sex, and date of commencement noted for each such employee. Except as disclosed on such schedule, none of such employees have been subject to any formal disciplinary proceedings within the last 12 months. Neither Interlink Co. nor the Shareholder are aware of any labor strike, dispute, work stoppages or slowdowns occurring or threatened against the Interlink Cos. in the last 3 years and there are no present circumstances which are likely to give rise to any such dispute or stoppage. Except as specified on SCHEDULE 3.10, neither Interlink Co. has any employment agreement or other contract with any of its employees not terminable at will nor any bonus or commission arrangements with any of its employees, consultants or joint venture partners. Neither Interlink Co. is subject to, nor has any obligation under, any employment, consulting or collective bargaining contracts, deferred compensation, pension (as defined in Section 3(2) of ERISA), profit-sharing, bonus, stock option, stock appreciation, stock purchase or other non-qualified benefit or compensation commitments, benefit plans, arrangements or plans, including any welfare plans (as defined in Section 3(1) of ERISA), fringe benefit arrangements, or multi-employer plans (as defined in Section 337A of ERISA) of or pertaining to the present or former employees of the Interlink Cos. ILD shall not incur any liability associated with the employee benefit plans of the Interlink Cos. except to be expressly reserved on the Interlink Audited Financial Statements. As of the date of this Agreement, there is no unfair labor practice complaint against either Interlink Co. pending or, to the knowledge of the Shareholder, threatened before the National Labor Relations Board. Except as set forth on SCHEDULE 3.10, neither Interlink Co. nor the Shareholder know of any current health problems (other than pregnancies) of the current Interlink employees (or their spouses or dependents) which is likely to cause in any single case more than $10,000 in medical expenses in the 6 months following the Closing.

        3.11    FINANCIAL INFORMATION.

        3.11.1 The Interlink Cos. had monthly consolidated revenues (as defined in accordance with generally accepted accounting principles) exceeding the respective figures specified below for each of the months of July, August, September and October 1997:

        Operator Services Revenue               $160,000
        Debit Card                              $390,000
        One Plus                                $ 60,000


        3.11.2 Attached as SCHEDULE 3.11 are audited financial statements of the Interlink Cos. as of September 30, 1997 with the report of Smith & Howard (the "Interlink Audited Financial Statements"). The Interlink Audited Financial Statements have been prepared in accordance with generally accepted accounting principles, and present fairly the assets, liabilities and financial condition of the Interlink Cos. as of September 30, 1997, and disclose all liabilities of the Interlink Cos., whether absolute, contingent, accrued or otherwise, existing as of the date thereof which are required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. Neither Interlink Co. has incurred any liability or obligation related to its operations (whether accrued, contingent or otherwise) since the date of the Interlink Audited Financial Statements which, as measured as of the date hereof and as of the Closing Date, will cause the liabilities and obligations of the Interlink Cos. which are set forth on the balance sheet in the Interlink Audited Financial Statements to be exceeded by more than $25,000 except for the liabilities of the Interlink Cos. separately disclosed on SCHEDULE 3.11 as "Post-Audit Liabilities". The Shareholder has disclosed all information known to him to its auditors relevant for the proper accounting of revenues and liabilities of the Interlink Cos.

        3.12    ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
SCHEDULE 3.12, since June 15, 1997: (i) each Interlink Co. has conducted its business only in the ordinary course; (ii) there has not been any material adverse change in the business, financial condition, operations, assets or prospects of the Interlink Cos.; (iii) no Interlink Co. has made any dividends,
distributions or redemptions on its capital stock;  (iv)   no Interlink Co. has
increased the salary or wages of any employee or officer of the Interlink Cos. more than 20% of that salary or wages existing as of June 15, 1997; (v) there has not been any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties or business of the Interlink Cos.; (vi) there has not been any sale or transfer by either Interlink Co. of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory; (vii) no Interlink Co. has incurred any lapse of any trademark, assumed name, trade name, service mark, copyright or license or any application with respect to the foregoing; (viii) no Interlink Co. has permitted any discharge or satisfaction of any lien or encumbrance or the payment of any liability other than current liabilities in the ordinary course of business;
(ix) neither Interlink Co. has made any loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or (x) there has not been an agreement by either Interlink Co. to do any of the foregoing.

        3.13    BANK ACCOUNTS.   SCHEDULE 3.13 sets forth a complete and
accurate list of each bank or financial institution in which either Interlink Co. has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

        3.14.   NO OMISSIONS OR MISLEADING INFORMATION.   No statement of the
Interlink Cos. or the Shareholder contained herein or in any certificate, schedule, exhibit or other instrument furnished to ILD pursuant to the provisions hereof contains or will contain any false or misleading statement of material fact or omits or will omit any material fact required to be stated to make any of the statements therein not misleading.

                                      ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF ILD

        ILD represents and warrants to the Shareholder, Interlink and Interlink-Fla. as follows:

        4.1 ORGANIZATION. ILD is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority and all material licenses, permits, and authorizations necessary to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it and the nature of the business conducted by it makes such qualification or licensing necessary. ILD has all requisite right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ILD, the performance by ILD of its covenants and agreements hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ILD. This Agreement has been duly and validly executed and delivered by ILD and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject, as to enforcement of remedies, to general equity principles and to applicable bankruptcy, insolvency and similar laws and moratorium laws from time to time in effect. Copies of ILD's Second Restated and Amended Certificate of Incorporation and bylaws are attached as SCHEDULE 4.1 hereof and such copies reflect all amendments made thereto at any time prior to the date of this Agreement and such copies are correct and complete.

        4.2 CAPITALIZATION OF ILD. SCHEDULE 4.2 hereto contains a complete and correct list of all authorized capital stock of ILD, the name of all shareholders of ILD and the number of issued and outstanding shares of capital stock of ILD owned of record by each shareholder (on a Fully-Diluted Basis). All of the outstanding shares of capital stock of ILD reflected on SCHEDULE 4.2 are validly issued, fully paid and non-assessable, and are free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal, or encumbrances, with no defects of title whatsoever (except for restrictions under that certain Restated and Amended Shareholders Agreement dated as of August 31, 1997 and except that shares held by Intellicall, Inc. have been pledged to its senior lender). Other than the agreements separately disclosed on SCHEDULE 4.2, no other person or entity owns any shares of capital stock of ILD nor are there any shareholders agreement, voting trust agreements or registration rights agreements to which ILD is a party, or the knowledge of ILD after due inquiry, any of its shareholders are a party. No stockholder of ILD has exercised any registration rights with respect to the capital stock of ILD held by such stockholder. Except as set forth on SCHEDULE 4.2, there are no outstanding rights, subscriptions, options, warrants, calls, commitments or agreements relating to any capital stock or other security of ILD or any subsidiary of ILD, and there is no authorized or outstanding instrument or security of any kind convertible into or exchangeable for any such capital stock or other security of ILD or any subsidiary of ILD. There is no outstanding preferred stock of ILD which has greater or equal priority, either as to preference in liquidation, winding up or dissolution or as to dividend rights, than the Series B-3 preferred stock to be issued to Shareholder as part of the Merger Consideration other than the Series B preferred stock and the Series B-2 preferred stock which is PARI PASSU to the Series B-3 preferred stock. The registration rights to be afforded the Shareholder pursuant to the Registration Rights Agreement referenced in Section 5.8.3 hereof are at least as favorable as registration rights held by any other shareholder of ILD other than the limited mandatory registration rights provided in section 1(b) of such agreement. All dividends which may be payable on preferred stock of ILD have been paid in full. Neither ILD nor IOS have any treasury shares of capital stock. IOS is the only subsidiary of ILD and all 1,000 shares of the issued and outstanding stock of IOS is owned by ILD, has been validly issued, fully paid and non-assessable, and are free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal, or encumbrances, with no defects of title whatsoever. ILD does not hold any equity interests in any other corporation, partnership, limited liability company or other entity. There are no preemptive rights applicable to the sale or issuance of capital stock by ILD.

        4.3 CONSENTS AND APPROVALS. SCHEDULE 4.3 attached hereto contains a complete and correct list of all consents, waivers or approvals required for ILD to consummate this Agreement whether resulting from a requirement under, or possible occurrence of default or breach of: (i) any provision of law, statute, rule or regulation to which ILD is subject, including without limitation, the rules and regulations of state public service commissions, (ii) any term or condition of any charter or bylaw of ILD or any shareholder agreement in effect among the shareholders of ILD, or (iii) any lease, contract, mortgage, note, billing and collection agreement, operator services agreement, or other arrangement or instrument to which ILD is a party or to which ILD or any of their respective properties is subject.

        4.4 ILD SHARES ISSUED TO INTERLINK. The shares of capital stock of ILD constituting part of the Merger Consideration, when issued and delivered to the Shareholder in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of the respective class to which such are issued, and shall be free of any liens or encumbrances whatsoever (other than liens or encumbrances resulting from the actions of the Shareholder). The issuance, sale and delivery of shares of capital stock by ILD as part of the

Merger Consideration is not subject to any preemptive rights of stockholders of ILD or to any right of first refusal or other similar right in favor of any person. The common stock of ILD to be issued to the Shareholder as part of the Merger Consideration will constitute 6.409% of all the common stock of ILD issued and outstanding as of the Effective Time on a Fully-Diluted Basis.

        4.5 FINANCIAL INFORMATION. The audited financial statements of ILD as of December 31, 1996, the unaudited balance sheet of ILD as of September 30, 1997 and unaudited income statements of ILD as of October 31, 1997 (collectively, the "ILD Financial Statements"), are attached hereto as SCHEDULE
4.5 hereto. The ILD Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied and in a manner substantially consistent with prior financial statements of ILD, and present fairly the assets, liabilities and financial condition of ILD as of the respective dates thereof and the related results of operations and changes in financial position for the periods then ended (except the unaudited statements do not have any notes thereto and are subject to normal year end audit adjustments which will not adversely deviate in any material respect from the unaudited statements), and disclose all liabilities of ILD, whether absolute, contingent, accrued or otherwise, existing as of the dates thereof which is required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. Except as set forth in ILD Financial Statements, or in SCHEDULE 4.5 attached hereto, ILD had no obligations or liabilities, absolute, contingent, accrued or unaccrued which would be required to be disclosed on a balance sheet as of the date hereof or on the Closing Date prepared in accordance with generally accepted accounting principles, consistently applied, other than liabilities in the ordinary course of business.

        4.6 NO VIOLATIONS OF LAW; LICENSES AND PERMITS. Except with respect to the ongoing regulatory compliance activities listed on SCHEDULE 4.6, ILD is in compliance with laws, statutes, ordinances, rules and regulations of the Federal Communications Commission or state public service commissions applicable to the operation of their businesses and operations as a telecommunication service provider or with respect to which compliance is a condition to engaging in business as a telecommunication service provider. Except with respect to the ongoing regulatory compliance activities listed on
SCHEDULE 4.6, ILD is in compliance in all material respects with other laws, statutes, ordinances, rules and regulations applicable to the operation of its businesses and operations, including without limitation, laws and regulations relating to antitrust compliance, pollution and environmental control, equal
employment opportunity, ERISA, and employee safety.   The facilities used by ILD
comply with, conform to and obey all requirements specified in any hazard insurance policy covering such facilities, and the local zoning classifications permit the use of such facilities for the purposes and in the manner that the business is being conducted. Except with respect to the ongoing regulatory compliance activities listed on SCHEDULE 4.6, ILD has all licenses, permits or other authorizations of governmental authorities necessary for the conduct of its business and operations as currently conducted, and all such licenses or permits are described on SCHEDULE 4.6. The business of ILD has been operated in compliance with all tariffs, rules and regulations applicable to local exchange carriers and inter-exchange carriers except with respect to any noncompliance which will not have an economic impact (either in fines, remedial action or filings, or in lost revenue) exceeding $25,000.

        4.7     ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
SCHEDULE 4.7, since June 15, 1997: (i) ILD has conducted its business only in the ordinary course; (ii) there has not been any material adverse change in the business, financial condition, operations, assets or prospects of ILD; (iii) ILD has not made any dividends, distributions or redemptions on its capital stock;
(iv)   ILD has not increased the salary or wages of any employee or officer of
ILD more than 20% of that salary or wages existing as of June 15, 1997;   (v)
there has not been any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties or business of ILD; (vi) there has not been any sale or transfer by ILD of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;
(vii) ILD has not incurred any lapse of any trademark, assumed name, trade name, service mark, copyright or license or any application with respect to the foregoing; (viii) ILD has not permitted any discharge or satisfaction of any lien or encumbrance or the payment of any liability other than current liabilities in the ordinary course of business; (ix) ILD has not made any loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or (x) there has not been an agreement by ILD to do any of the foregoing.

        4.8 LITIGATION. Except as set forth on SCHEDULE 4.8, there is no claim, suit, action, governmental investigation or litigation, or legal, administrative, arbitration or other proceeding, of any kind pending or, to the knowledge of ILD, overtly threatened against, relating to or involving ILD (whether as plaintiff or defendant) at law or in equity, before or by any governmental department, commission, board, bureau, agency, or instrumentality, nor does ILD know of any ground for any such claim, suit, action, investigation, litigation or proceeding.

        4.9 TAXES. ILD has timely filed, or caused to be timely filed, all Taxes required to be paid or withheld by ILD. There is not and there will not be any liability of ILD for any Taxes arising out of or affecting the assets of ILD relating to a period prior to the Closing other than such Taxes for which adequate reserves are expressly set forth on the ILD Financial Statements described in Section 4.5 above and taxes arising since the date thereof in the normal course of business. There are no claims or assessments pending against ILD for any alleged deficiency in any Tax, and ILD does not know of any
threatened Tax claims or assessments against ILD.   There are no outstanding
requests by ILD for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. As of the date of this Agreement, no taxing authority is conducting or has threatened or notified ILD that it intends to conduct an audit of any prior tax period of ILD.

        4.10 INTELLECTUAL PROPERTY. SCHEDULE 4.10 hereto contains a list and brief description of all patents, patent applications, copyrights, source codes, trademarks, trademarks applications, service marks, designs, proprietary processes or other intellectual property owned or licensed by ILD and used in its business and operations (collectively, the "ILD Intellectual Property").
All ILD Intellectual Property developed, enhanced, modified or exploited by ILD is beneficially owned or licensed by ILD, and to the extent that ILD has registered with the U.S. Patent and

Trademark Office any ILD Intellectual Property, ILD has undertaken all necessary applications or renewals and paid all required fees to perfect its ownership rights in the ILD Intellectual Property. ILD has not undertaken any action to diminish or otherwise adversely affect the ILD Intellectual Property. ILD has no knowledge of any existing infringing use by any third party of the ILD Intellectual Property. The use of the ILD Intellectual Property by ILD has not infringed any intellectual property rights of any third parties. No past or present shareholder, consultant, officer, director or employee of ILD has any ownership rights to any of the ILD Intellectual Property, including, without limitation, the network software used in the business and operations of ILD. With respect to any Intellectual Property used by ILD under a license: (i) the license agreement is described on SCHEDULE 4.10 (except a listing of the software is sufficient for any "pre-wrapped, off-the-shelf" software), (ii) the rights of such ILD to the Intellectual Property thereunder is, subject to the rights of any licensor thereof, free and clear of any liens and encumbrances, and (iii) the license agreement permits the use of the ILD Intellectual Property licensed thereby in the manner currently used by ILD. To ILD's knowledge, and except for the payments required in connection with the ILD Intellectual Property, ILD is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

        4.11.   NO OMISSIONS OR MISLEADING INFORMATION.   No statement of ILD
contained herein or in any certificate, schedule, exhibit or other instrument furnished to the Interlink Cos. or the Shareholder pursuant to the provisions hereof contains or will contain any false or misleading statement of material fact or omits or will omit any material fact required to be stated to make any of the statements therein not misleading.

                                      ARTICLE V
                               COVENANTS AND AGREEMENTS

        5.1     MUTUAL ACCESS.

        5.1.1 Until the Closing, at the request of ILD, the Interlink Cos. will give the officers, attorneys, accountants and other authorized representatives of ILD access, during normal business hours and upon reasonable notice, to all of the offices, facilities, properties and personnel of the Interlink Cos. The Interlink Cos. shall furnish the representatives of ILD during such period with all such information as such representatives may reasonably request and cause the employees, accountants and attorneys of the Interlink Cos. to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to ILD of all material facts affecting the Interlink Cos. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation or business of the Interlink Cos.

        5.1.2 Until the Closing, at the request of the Interlink Cos., ILD will give the officers, attorneys, accountants and other authorized representatives of the Interlink Cos. access, during

[6~
normal business hours and upon reasonable notice, to all of the offices, facilities, properties and personnel of ILD. ILD shall furnish the representatives of the Interlink Cos. during such period with all such information as such representatives may reasonably request and cause the employees, accountants and attorneys of ILD to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to the Interlink Cos. of all material facts affecting ILD. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation or business of ILD.

        5.2     INTERIM OPERATIONS

        5.2.1   INTERIM OPERATIONS OF THE INTERLINK COS.   Except as
contemplated hereby, during the period from the date of this Agreement to the Effective Time, each Interlink Co. will conduct its business only in the ordinary course, and neither Interlink Co. will, unless ILD gives its prior written approval: (i) undertake any action that would be or result in a violation of the representation in Section 3.12, (ii) amend or otherwise change either of its Articles of Incorporation or bylaws, as each such document is in effect on the date hereof; (iii) issue or sell, or authorize for issuance or sale, additional shares of any class of capital stock; (iv) sell or agree to sell any material assets, except in the ordinary course of business; or (v) authorize or make a capital expenditure exceeding $50,000.

        5.2.2   INTERIM OPERATIONS OF ILD   Except as contemplated hereby,
during the period from the date of this Agreement to the Effective Time, ILD will conduct its business only in the ordinary course, and ILD will not, unless the Interlink Cos. give their prior written approval: (i) undertake any action that would be or result in a violation of the representation in Section 4.7,
(ii) amend or otherwise change its Second Amended and Restated Certificate of Incorporation or bylaws, as each such document is in effect on the date hereof, except as contemplated by Section 6.2(g) ; (iii) issue or sell, or authorize for issuance or sale, additional shares of any class of capital stock or issue or sell, or agree to issue or sell, any instrument or security convertible into any share of capital stock of ILD; or (iv) sell or agree to sell any material assets, except in the ordinary course of business.

        5.3 MEETINGS OF SHAREHOLDERS. Each Interlink Co. will take all action necessary in accordance with applicable law, its Articles of Incorporation and bylaws, to convene a meeting of holders of capital stock whose vote is entitled or required as promptly as practicable to consider and vote upon the approval of this Agreement. The Shareholder covenants to vote in favor of the Merger.

        5.4     REGULATORY FILINGS; OTHER ACTION.    ILD,  the Interlink Cos.
and the Shareholder each acknowledge and agree that, due to exigent business and operational reasons, the Merger will be consummated prior to the receipt of formal approvals that may be necessitated by various states as specified on
SCHEDULE 3.3 but that the Merger is in the public interest to: (i) bolster the capital structure, management staff and customer service operations of the Interlink Cos. and (ii) insure that uninterrupted service is available to the existing customers of the Interlink Cos. ILD shall be responsible for all regulatory filings, actions and expenses incurred after the Effective

Time in connection with the consummation of the transactions hereby, and in connection therewith, ILD shall use its best efforts to promptly file after the date hereof in all jurisdictions that require it requests for approval for change of ownership or control of the Interlink Cos.' regulatory permits or
applications listed on SCHEDULE 3.3.   The Shareholder and the Interlink Cos.
shall cooperate with ILD and IOS in such efforts (provided that the fees and expenses of the Interlink Cos.' counsel in assisting ILD in regulatory efforts after the Effective Date shall be borne by ILD). Subject to the terms and conditions herein provided, each Interlink Co. and the Shareholder shall: (a) use all reasonable efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations, rules or orders to consummate and make effective the transactions contemplated by this Agreement, and (b) use all reasonable efforts to obtain all other consents, waivers and approvals listed on SCHEDULE 3.3 hereto prior to the Closing. Subject to the terms and conditions herein provided, ILD shall: (a) use all reasonable efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations, rules or orders to consummate and make effective the transactions contemplated by this Agreement, and (b) use all reasonable efforts to obtain the consents, waivers and approvals listed on SCHEDULE 4.3 hereto prior to the Closing.

        5.5     NOTIFICATION OF CERTAIN MATTERS.    Prior to the Effective Time,
neither of the Interlink Cos. nor the Shareholder shall, directly or indirectly, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in or enter into any negotiations or discussions concerning, any acquisition, business combination or purchase of all or a portion of the assets (except in the ordinary course of business) of, or any equity interest in, the Interlink Cos., other than as contemplated by this Agreement. The Interlink Cos. will notify ILD immediately if any such inquiries or proposals were received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated; and the Interlink Cos. shall instruct any officer, director, agent or affiliate of the Interlink Cos. to refrain from doing any of the above. The Interlink Cos. shall also give prompt notice to ILD of: (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by the Interlink Cos. subsequent to the date of this Agreement and prior to the Closing Date, under any Contract; (b) any material adverse changes in the financial conditions, properties, businesses or results of operations of the Interlink Cos. or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change. Likewise, ILD shall give prompt notice to the Interlink Cos. of:
(a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by ILD subsequent to the date of this Agreement and prior to the Closing Date, under any of its loan agreements, material contracts, or vendor relations; (b) any material adverse change in the financial condition, properties, businesses or results of operations of ILD or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change.

        5.6 PUBLICITY. The Interlink Cos., the Shareholder and ILD shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby.

        5.7 EXPENSES. ILD and the Interlink Cos. shall each pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereunder; provided, however, in the event the closing occurs, the Shareholder shall bear any fees and expenses incurred by the Interlink Cos. or the Shareholder (excluding any legal fees for regulatory compliance but including fees and expenses for the tax opinion, the audit or for legal services) incurred in connection with this transaction which exceed in the aggregate $100,000.

        5.8     AGREEMENTS REGARDING THE ILD SHARES.

        5.8.1 The Shareholder acknowledges that the capital stock or notes forming part of the Merger Consideration have not been registered under any state securities laws, or under the Securities Act of 1933, as amended (the "Federal Act") and agree that he will not transfer any of capital stock or the Notes received as part of the Merger Consideration, or any interest therein, except pursuant to an effective registration statement under the applicable state securities laws and the Federal Act or in a transaction which is exempt under any such applicable state securities laws and the Federal Act, or make any transfer which will cause the distribution of capital stock or notes by ILD to be unlawful or violative of any statute or regulation.

        5.8.2 The Shareholder and ILD shall enter into at Closing a shareholders agreement in the form of EXHIBIT C hereto.

        5.8.3 The Shareholder and ILD shall enter into at Closing a Registration Rights Agreement in the form of EXHIBIT D hereto.

        5.8.4 ILD shall file with the Secretary of State of Delaware on or prior to the Closing Date certificate of designations, preferences and other rights for the Series B-3 preferred stock of ILD in the form of EXHIBIT B hereto.

        5.9 SHAREHOLDER NOTES. The Interlink Cos. shall cause any indebtedness owed to the Interlink Cos. by the Shareholder to be written off or paid prior to the Effective Time, and the Shareholder shall be financially responsible for any payroll taxes owed by the Interlink Cos. in connection therewith.

        5.10 CONSULTING AGREEMENT. ILD shall enter into at Closing a consulting agreement in substantially the form of EXHIBIT E hereto.

        5.11 EMPLOYMENT OF MCFARLAND; NON-COMPETITION. ILD and the Shareholder shall enter into at Closing an employment agreement in substantially the form of EXHIBIT F hereto. In addition, the Shareholder shall enter into at Closing a Non-Competition Agreement in substantially the form as EXHIBIT G attached hereto.

        5.12 RELEASE. The Shareholder shall use reasonable efforts to obtain a general release from Evanver Schmidt in customary form in favor of the Interlink Cos.

        5.13 ACKNOWLEDGMENT FROM PROGRAMMERS. The Interlink Cos. and the Shareholder shall use their best efforts to obtain an acknowledgment from the contracted computer programmers who assisted in the formulation of the Intellectual Property of the Interlink Cos. that such programmer was "work for hire" and that the Interlink Cos. possess full and absolute title to any and all software code or enhancements forming part of the Intellectual Property generated by such programmers.


                                      ARTICLE VI
                                   CLOSING MATTERS

        6.1 CONDITIONS TO THE OBLIGATIONS OF ILD. The obligations of ILD to consummate the Merger shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT; BRING-DOWN CERTIFICATE. The representations and warranties contained in Articles III hereof (as supplemented by the schedules) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except as to such representations and warranties that speak as to a different date), and the Interlink Cos. and the Shareholder shall have complied in all material respects with the covenants and agreements to be performed by it or him hereunder on or before the Closing, and the Interlink Cos. and the Shareholder shall have certified to such effect to ILD in writing; provided, however, that ILD acknowledges and agrees that should such certificate include any supplements, alterations or amendments to the representations or warranties contained in Article III hereof or the disclosure schedules thereto, then ILD shall either (i) accept such supplements, alterations or amendments and consummate the Merger transaction whereby the representations and warranties in Article III shall be so amended, altered or supplemented or (ii) not accept such supplements, alterations or amendments and terminate this Agreement whereupon no party shall have any further lability to the other.

                (b) OPINION OF COUNSEL. ILD shall have received from Gerry, Friend & Sapronov, LLP, counsel for the Interlink Cos., an opinion dated as of the Closing Date, as to the matters described in Section 3.1, 3.2, 3.3 (knowledge), 3.5 (knowledge) and 3.6 (knowledge).

                (c) SUPPORTING DOCUMENTS. On or prior to the Closing Date, ILD shall have received copies of the Articles of Incorporation of each Interlink Co., and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Georgia; good standing certificates from the Secretary of State of Georgia; and a certificate of the secretary or an assistant secretary of each Interlink Co. as to incumbency, resolutions and bylaws in form and substance to the reasonable satisfaction of ILD and its counsel.

                (d) REQUIRED CONSENTS AND WAIVERS. ILD shall have received the approvals, consents and waivers set forth on SCHEDULE 4.3, including the consent of NationsBank, N.A. as its senior secured lender, and copies from the Interlink Cos. of the consents and waivers set forth on SCHEDULE 3.3. (other than the regulatory approvals or actions).

                (e) DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. Executed originals of the documents set forth as exhibits hereto to which either Interlink Co. or the Shareholder is a party, and all other agreements, certificates, opinions and other documents delivered by the the Interlink Cos. or the Shareholders hereunder shall be in form and substance satisfactory to counsel for ILD, in the exercise of such counsel's reasonable judgment.

                (f) NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change since the date hereof in any of the assets, business, financial condition, results of operations or prospects of the Interlink Cos.

        6.2 CONDITIONS TO THE OBLIGATIONS OF THE INTERLINK COS. AND THE SHAREHOLDER. The obligations of the Interlink Cos. and the Shareholder to consummate the Merger shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT; BRING-DOWN CERTIFICATE. The representations and warranties contained in Articles IV hereof (as supplemented by the schedules) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except as to such representations and warranties that speak as to a different date), and ILD shall have complied in all material respects with the covenants and agreements to be performed by it hereunder on or before the Closing, and ILD shall have certified to such effect to the Interlink Cos. and the Shareholder in writing; provided, however, that the Interlink Cos. and the Shareholder acknowledge and agree that should such certificate include any supplements, alterations or amendments to the representations or warranties contained in Article IV hereof or the disclosure schedules thereto, then the Interlink Cos. and the Shareholder shall either (i) accept such supplements, alterations or amendments and consummate the Merger transaction whereby the representations and warranties in Article IV shall be so amended, altered or supplemented or (ii) not accept such supplements, alterations or amendments and terminate this Agreement whereupon no party shall have any further lability to the other.

                (b) OPINION OF COUNSEL. The Shareholder shall have received from Cashin, Morton & Mullins, counsel to ILD, an opinion, dated as of the Closing Date, as to the matters in Sections 4.1, 4.2, 4.3 (knowledge), 4.4, 4.6 (knowledge), and 4.8 (knowledge).

                (c) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Interlink Cos. and the Shareholder shall have received copies of the Certificate of Incorporation of ILD, and all amendments thereto, certified as of a recent date by the Secretary of State of the

        State of Delaware; a good standing certificate from the Secretary of State of Delaware; and a certificate of the secretary or an assistant secretary of ILD as to incumbency, resolutions and bylaws in form and substance to the reasonably satisfaction of the Interlink Cos., the Shareholder and their counsel.

                (d) DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. Executed originals of the documents set forth as exhibits hereto to which ILD is a party and all other agreements, certificates, opinions, and other documents delivered by ILD hereunder shall be in form and substance reasonably satisfactory to counsel for the Interlink Cos. and the Shareholder, in the exercise of such counsel's reasonable judgment.

                (e) REQUIRED CONSENTS AND WAIVERS. The Interlink Cos. shall have received copies of all required approvals, consents and waivers, including those set forth on SCHEDULE 3.3 (other than regulatory approvals or consents); provided, however, in the case of any consent to the transfer of an Contract or other asset of the Interlink Cos., if not otherwise waived by ILD, as well as copies from ILD of the consents and waivers set forth on SCHEDULE 4.3.

                (f) TAX OPINION. The Shareholder shall have received a tax opinion from Smith & Howard, in form and substance reasonably acceptable to the Shareholder, that the Merger qualifies as a reorganization within the meeting of Section 368(a)(1)(A) of the Code.

                (g) AMENDMENT OF ILD'S CERTIFICATE OF INCORPORATION. The Series B-3 preferred stock designations in the form of EXHIBIT B hereto shall have been filed with the Secretary of State of Delaware.

                (h) NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change since the date hereof in any of the assets, business, financial condition, results of operations or prospects of ILD.

        6.3 CLOSING AND CLOSING DATE; TERMINATION OF AGREEMENT. The closing of the transactions contemplated hereby (the "Closing") shall occur on or before December 15, 1997, or as soon thereafter as all closing conditions are satisfied or waived (the actual date, the "Closing Date"). The parties shall use their best effort to close as soon as practical after the date hereof.

        6.4 TERMINATION OF AGREEMENT. This Agreement may only be terminated as follows:

                (a) by the mutual written consent of the parties, by ILD pursuant to Section 6.1(a) hereof, or by the Interlink Cos. or the Shareholder pursuant to Section 6.2(a); or

                (b) or after January 15, 1998 if any of the conditions set forth in Section 6.1 have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of ILD; or

                (c) or after January 15, 1998 if any of the conditions set forth in Section 6.2 have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of any of them; or

                (d)     by either party after March 31, 1997;

provided, however, that in the event of (b), (c) or (d), such termination shall not extinguish any rights or actions of a party for breaches, if any, by the other parties of this Agreement; and provided, further, that nothing herein shall limit a party in seeking specific performance of this Agreement. Upon termination, each party shall pay the costs and expenses previously incurred by it in connection with this Agreement.

        6.5     DELIVERIES AT CLOSING.

                6.5.1 At the Closing, the Interlink Cos. or the Shareholder shall deliver to ILD the following:
[6~
                        (i) certificates representing Interlink Stock and Interlink-Fla. Stock;

                        (ii) the certificate of the Interlink Cos. and the Shareholder described in Section 6.1(a);

                        (iii)   copies of all consents, approvals,
                acknowledgments and waivers described in Section 3.3 which have been obtained as of the Closing;

                        (iv) an officer's certificate with the following attachments: (a) copies of resolutions of the Board of Directors and shareholders of each Interlink Co. approving the transactions set forth in this Agreement, (b) certificate of compliance of each Interlink Co. as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of its incorporation; and (c) certificates of incumbency for the officers of the Interlink Cos. who are executing this Agreement and the other documents contemplated hereunder;

                        (v) a shareholders agreement executed by the Shareholder in substantially the form as EXHIBIT C;

                        (vi) a stock registration agreement executed by the Shareholder in substantially the form as EXHIBIT D;

                        (vii) a consulting agreement executed by Stratacom, Inc. in substantially the form as EXHIBIT E;

                        (viii) an Employment Agreement executed by the Shareholder in substantially the form as EXHIBIT F;

                        (ix) Non-Competition Agreement executed by the Shareholder in substantially the form of EXHIBIT G;

                        (x) If necessary, a Certificate of Merger executed by an officer of each Interlink Co. in substantially the form of EXHIBIT H;

                        (xi) A copy of the tax opinion referenced in Section 6.2(f) (if not otherwise waived by the Shareholder);

                        (xii) signature cards for the bank accounts or safety deposit boxes described on SCHEDULE 3.13;

                        (xiii)  opinion of counsel described in Section 6.1(b);

                        (xiv) means of access to the assets of Interlink of the Purchased Assets where located; and

                        (xv) such other documents, instruments or agreements from Interlink or the Shareholder, at or prior to the Closing, as ILD or its counsel may reasonably require.

                        6.5.2 At the Closing, ILD shall deliver to the Interlink Cos. and the Shareholder the following:

                        (i)     the Merger Consideration;

                        (ii)    the certificate of ILD described in Section
                6.2(a);

                        (iii)   copies of all consents, approvals,
                acknowledgments and waivers described in Section 4.3 which have been obtained as of the Closing;

                        (iv) an officer's certificate with the following attachments: (a) copies of resolutions of the Board of Directors and, if necessary, the shareholders of ILD approving the transactions set forth in this Agreement, (b) certificate of compliance of ILD as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of its incorporation; and (c) certificates of incumbency for the officers of ILD who are executing this Agreement and the other documents contemplated hereunder;

                        (v) a shareholders agreement executed by ILD and other shareholders of ILD referenced therein in substantially the form as EXHIBIT C;

                        (vi) a stock registration agreement executed by ILD and the other shareholders of ILD referenced therein in substantially the form as EXHIBIT D;

                        (vii) a consulting agreement executed by ILD in substantially the form as EXHIBIT E;

                        (viii) an Employment Agreement executed by ILD in substantially the form as EXHIBIT F;

                        (ix) Non-Competetion Agreement executed by ILD in substantially the form of EXHIBIT G;

                        (x) a Certificate of Merger executed by an officer of ILD in substantially the form of EXHIBIT H;

                        (xi) Evidence of the filing of the Series B-3 preferred stock designations attached as EXHIBIT B;

                        (xii)   opinion of counsel described in Section 6.2(b);
                and

                        (xiii) such other documents, instruments or agreements from ILD, at or prior to the Closing, as Interlink, the Shareholder or their counsel may reasonably require.


                                     ARTICLE VII
                                   INDEMNIFICATION

        7.1. INDEMNIFICATION BY SHAREHOLDER. All representations, warranties, covenants, agreements, and obligations made or undertaken by the Interlink Cos. or the Shareholder in this Agreement or and or in any document or instrument executed and delivered pursuant hereto are material, have been relied on by ILD and shall not merge in the performance of any obligation by any party hereto. The Shareholder shall defend and indemnify ILD and hold ILD harmless from, against and in respect of any and all claims, losses (including diminution in value of an asset), liabilities and damages (including, without limitation, attorneys' fees, interest, penalties, court costs and accounting fees) incurred by ILD ("ILD Losses") which arise out of or result from:

                (a) Any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Interlink Cos. or the Shareholder under this Agreement or contained in any certificate or document executed by or on behalf of the Interlink Cos. or the Shareholder and delivered to ILD under or in connection with this Agreement or the transactions contemplated herein;

                (b) Any liability of ILD for any Taxes arising out of or affecting the assets of the Interlink Cos. relating to a period prior to the Closing other than such Taxes for which adequate reserves are expressly set forth on the Interlink Audited Financial Statements described in Section 3.11 above and excise, sales, payroll and other Taxes arising since the date thereof in the normal course of business;

                (c) Any tort claim by a third party against either Interlink Co. arising from circumstances occurring prior to Closing to the extent not covered by insurance proceeds or unless otherwise set forth on
        SCHEDULE 3.6; and

                (d) Any claim by any person or entity claiming that such person or entity held any security of either Interlink Co. (whether capital stock or any instrument convertible into capital stock) or rights to revenues (except for commissions due in the ordinary course of business) or profits of the Interlink Cos. as of the Effective Time.

        7.1.1 For purposes of this Section 7.1, the representations and warranties contained in Article III of this Agreement shall survive the Merger for a period of fourteen months (except for sections 3.1, 3.2, and 3.9 which shall survive or the period of the applicable statute of limitations); PROVIDED, HOWEVER, that no such termination of any such representation or warranty shall terminate, limit or otherwise affect any claim(s) made by any party hereto for breach of such representation and warranty which claim was made prior to the date of such termination; AND PROVIDED, FURTHER, that ILD shall be entitled to indemnification hereunder for matters arising under Section 7.1 (a) or (c) above only at such time as the aggregate amount of all of such ILD Losses exceeds $75,000 and then only to the extent of the excess over such amount (the
"Minimum Aggregate Liability Amount"). Should the Merger be consummated, the indemnification procedures set forth in this Section 7.1 shall be the sole and exclusive remedy of ILD for any breaches of representations, warranties and covenants of the Interlink Cos. and the Shareholder hereunder.

        7.1.2 In the event that ILD undertakes an initial public offering of its capital stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, so that ILD receives at least $15,000,000 in proceeds from the sale of its capital stock, then the indemnification obligations of the Shareholder pursuant to this
Article VII shall be limited to the principal amount of the promissory note described in Section 2.1(4) hereunder as of such date and from time to time thereafter; PROVIDED, HOWEVER, that such limitation shall not serve to limit or otherwise affect any claim(s) made by ILD for breach of such representation and warranty which claim was made prior to the date of such initial public offering.

        7.1.3 As part of its indemnification rights hereunder, ILD shall be entitled to (i) withhold from the payments under the Note described in
Section 2.1(4), the amount of ILD Losses which it has sustained or which it reasonably believes may be sustained in accordance with this Section 7.1 provided in a written notice to the Shareholder and (ii) offset from such withheld amount any amount ultimately determined to be due and owing to ILD by way of indemnification pursuant to this Section 7.1, and ILD shall not be liable for any amounts so set off. If the withholding of payments then due under this section has been based on a reasonable belief of such a future claim, ILD shall pay said amount withheld (plus interest at the rate of nine percent) which has not been offset pursuant to the preceding sentence, within the earlier of (i) the resolution of the claim or (ii) six months of the giving of the written notification of such claim to the Shareholder, unless a lawsuit, arbitration or administrative proceeding based on such claim shall have been commenced within said period. If such a lawsuit, arbitration or administrative proceeding has commenced within said six-month period, ILD shall pay within thirty days after a final determination under such lawsuit, arbitration or administrative proceeding, the difference, if any, (plus interest at the rate of nine percent) between said withheld amount and the amount of ILD Losses, if the withheld amount is larger.

        7.2. INDEMNIFICATION BY ILD. All representations, warranties, covenants, agreements, and obligations made or undertaken by ILD in this Agreement or and or in any document or instrument executed and delivered pursuant hereto are material, have been relied on by the Interlink Cos. and the Shareholder and shall not merge in the performance of any obligation by any party hereto. ILD shall defend and indemnify the Interlink Cos. and the Shareholder, and hold each Interlink Co. and the Shareholder harmless from, against and in respect of any and all losses (including diminution in value of the Merger Consideration), liabilities and damages (including, without limitation, attorneys' fees, interest, penalties, court costs and accounting fees) incurred by the Shareholder or the Interlink Cos. (the "Shareholder Losses") which arise out of or result from:

                (a) Any inaccuracy in or breach of any representation, warranty, covenant or agreement made by ILD under this Agreement or contained in any certificate or document executed by or on behalf of ILD and delivered to the Interlink Cos. or the Shareholder under or in connection with this Agreement or the transactions contemplated herein; and

                (b) Any claim by a third party against the Shareholder arising from circumstances at ILD (as successor to the Interlink Cos.) occurring subsequent to Closing to the extent not covered by insurance

        For purposes of this Section 7.2, the representations and warranties contained in Article IV of this Agreement shall survive the Merger for a period the earlier of (i) fourteen months (except for sections 4.1, 4.2, 4.4 and 4.8 which shall survive for the period of the applicable statute of limitations) or
(ii) the date ILD undertakes an initial public offering of its capital stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, such that ILD receives at least $15,000,000 in proceeds from the sale of its capital stock of an initial public offering of the capital stock of ILD; PROVIDED, HOWEVER, that no such termination of any such representation or warranty shall terminate, limit or otherwise affect any claim(s) made by any party hereto for breach of such representation and warranty which claim was made prior to the date of such termination; AND PROVIDED, FURTHER, that the Interlink Cos. and the Shareholder shall be entitled to indemnification hereunder for matters arising under Section
7.2 above only at such time as the aggregate amount of all of Shareholder

Losses exceeds the Minimum Aggregate Liability Amount and then only to the extent of the excess over such amount. Should the Merger be consummated, the indemnification procedures set forth in this Section 7.2 shall be the sole and exclusive remedy of the Shareholder for any breaches of representations, warranties and covenants of ILD hereunder.


                                     ARTICLE VIII
                                    MISCELLANEOUS

        8.1 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreements between the parties executed with or after this Agreement. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

        8.2. PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding on the parties hereto and the respective successors and assigns thereof.

        8.3. FORMALITIES OF AGREEMENT AND SIGNATURES. The titles, table of contents and headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

        8.4. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by facsimile (with confirmed transmission), registered or certified mail or by any express mail or courier service, postage or fees prepaid, if to ILD to:

        14651 Dallas Parkway, Suite 905
        Dallas, Texas  75240
        Fax:    (972) 503-1919
        Attn: Dennis Stoutenburgh

        AND

        13000 Sawgrass Village Circle

        Suite 5
        Ponte Vedra Beach, Florida 32082
        Fax:    (904) 285-3616
        Attn: Michael Lewis

        with a copy to:

        Cashin, Morton & Mullins
        Two Midtown Plaza, Suite 1900
        1360 Peachtree Street, N.E.
        Atlanta, Georgia  30309
        Fax: (404) 870-1529
        Attention:  C. Read Morton, Jr., Esq.

        if to the Interlink Cos. or the Shareholder:

        c/o Mr. Reginald P. McFarland
        407 Highway 229
        Social Circle, Ga . 30025

        with a copy to:

        GERRY, FRIEND & SAPRONOV, LLP
        Three Ravinia Drive
        Suite 1450
        Atlanta, Georgia 30346
        Fax:     (770) 395-0000
        Attn: William Friend, Esq.


or at such other address or facsimile number for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notice hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail. Any notice given by facsimile shall be conclusively presumed to have been duly given to the party to which it is sent at the close of business, local time of the recipient, on the next following business day after the day it is sent by confirmed facsimile.

        8.5. GOOD FAITH; FURTHER ASSURANCES; COOPERATION. The parties to this Agreement shall in good faith undertake to perform their obligations in this Agreement to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by another party hereto in order more effectively to consummate or to document the transactions contemplated by this Agreement. The parties shall cooperate fully with each other and their respective counsel and accountant or designees in connection with any steps required to be taken under this Agreement.

        8.6 BROKERS. Interstate/Johnson Lane has acted as financial advisor for ILD in this transaction and are to be paid a fee by ILD. Interstate/Johnson Lane has not acted as financial advisor or broker for the Interink Cos. or the Shareholder in this transaction. ILD represents and warrants to the Interlink Cos. and the Shareholder that except for such entity, ILD has not retained the services of any broker, finder or investment banker in connection with this Agreement or the transactions contemplated hereby and ILD shall indemnify and hold the Interlink Co. and the Shareholder harmless from and against any and all claims, liabilities or obligations that may result from any brokers engaged by ILD. Neither the Interlink Cos. nor the Shareholder has retained the services of a broker, finder or investment bankers in connection with this Agreement or the transactions contemplated hereby and the Shareholder shall indemnify and hold ILD harmless from and against any and all claims, liabilities or obligations that may result from any broker engaged by, or claiming through, the Interlink Cos. or the Shareholder.

        8.7 DEFINITIONS. As used herein, the following capitalized terms shall have the following meanings:

        "Agreement" shall mean this Merger Agreement as finally executed and dated.

        "Certificates" shall mean share certificate representing issued and outstanding shares of capital stock of Interlink and Interlink-Fla.

        "Certificate of Merger" shall mean the certificate of merger in substantially the form as EXHIBIT H to the Agreement.

        "Closing" or "Closing Date" shall have the meanings set forth in
Section 6.3 of this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Contracts" shall have the meaning set forth in Section 3.7 of this Agreement.

        "Delaware Code" shall mean the Delaware General Corporation Law in effect as of the Effective Time.

        "Effective Time" shall mean the date of the filing of the duly executed Certificate of Merger with both the Secretary of State of Delaware and the Secretary of State of Georgia.

        "ERISA" shall mean the Employment Retirement Income Security Act, as amended.

        "Federal Act" shall mean the Securities Act of 1933, as amended.

        "Fully-Diluted Basis" means the aggregate number of shares of common stock that have been or can be issued by the corporation assuming that all conditions precedent to the issuance of shares of common stock under any instrument or security convertible into, exchangeable for, or with option rights to, shares of such common stock would have been satisfied and such common stock would have been issued to the maximum extent possible.

        "Georgia Code" shall mean the Georgia Business Corporations Code in effect as of the Effective Time.

        "ILD" shall mean ILD Teleservices, Inc., a Delaware corporation.

        "ILD Financial Statements" shall have the meaning set forth in
Section 4.5 of the Agreement.

        "ILD Intellectual Property" shall have the meaning set forth in
Section 4.10 of this Agreement.

        "ILD Losses" shall have the meaning set forth in Section 7.1.

        "Intellectual Property" shall have the meaning set forth in Section 3.8 of this Agreement.

        "Interlink" shall mean Interlink Telecommunications, Inc., a Georgia corporation.

        "Interlink Audited Financial Statements" shall mean Interlink's audited financial statements as of September 30, 1997 with the report of Smith & Howard thereon.

        "Interlink Stock" shall mean the capital stock of Interlink issued and outstanding immediately prior to the Effective Time other than treasury shares.

        "Interlink-Fla. Stock" shall mean the capital stock of Interlink-Fla. issued and outstanding immediately prior to the Effective Time other than treasury shares.

         "Interlink Premises Lease" shall have the meaning set forth in
Section 3.7.3 of this Agreement.

        "IOS" shall mean Intellicall Operator Services, Inc., a Delaware corporation which is an wholly-owned subsidiary of ILD.

        "Merger" shall mean the merger of the Interlink Cos. with and into ILD as of the Effective Time.

        "Merger Consideration" shall mean the items (1) through (5) inclusive set forth in Section 2.1.1 of this Agreement as well as the $10.00 set forth in
Section 2.1.2.

        "Shareholder" shall mean Reginald P. McFarland, a Georgia resident.

        "Shareholder Losses" shall have the meaning set forth in Section 7.2

        "Tax" or "Taxes" shall mean federal, state, local and foreign income, gross receipts, sales, use, property, production, payroll, franchise, withholding, employment, social security, license, excise, transfer, gains, and other taxes of any nature whatsoever, including any related penalties, interest and liabilities.

        8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

[REST OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, each of ILD, Interlink, Interlink-Fla. and the Shareholder have executed this Agreement as of the day and year first above written.


                                  ("Interlink")
                                  INTERLINK TELECOMMUNICATIONS, INC.


                                  By: /s/ Reginald P. McFarland
                                      -----------------------------------
                                  Name: Reginald P. McFarland
                                  Its: President


                                  ("Interlink-Fla")
                                  INTERLINK TELECOMMUNICATIONS OF FLORIDA., INC.

                                  By: /s/ Reginald P. McFarland
                                      -----------------------------------
                                  Name: Reginald P. McFarland
                                  Title:  President

                                  ("Shareholder")
                                    /s/ Reginald P. McFarland
                                  -----------------------------------
                                  REGINALD P. MCFARLAND


                                  ("ILD")
                                  ILD TELESERVICES, INC.


                                  By: /s/ Dennis J. Stoutenburgh
                                      -----------------------------------
                                  Name: Dennis J. Stoutenburgh
                                  Title: President